ACURA PHARMACEUTICALS PROVIDES UPDATE ON NEXAFED® LAUNCH

Over 2,600 Pharmacies now selling the Meth-resistant Pseudoephedrine Product

PALATINE, IL -- (Marketwire – September 18, 2013) –Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) today announced its next generation pseudoephedrine hydrochloride tablet, NEXAFED, is now being sold in over 2,600 pharmacies nationwide. Since its introduction in December 2012, NEXAFED has become the standard of care in many pharmacies, including all Fruth Pharmacies and all the independent pharmacies of Scott County, Tennessee, who stock NEXAFED as their only 30mg pseudoephedrine product. NEXAFED not only contains the unique methamphetamine-resistant IMPEDE® Technology but also meets a key Food and Drug Administration human clinical efficacy standard.

The recent increase in pharmacies stocking NEXAFED can be attributed to (i) Meijer Pharmacies who are stocking NEXAFED in all their pharmacies, (ii) the addition of a large regional supermarket chain based in Florida, and (iii) further distribution gains at independent pharmacies. Through national and regional wholesalers, Nexafed is readily available to nearly every pharmacy in the U.S.

“We’re seeing a significant increase in repeat orders from pharmacies,” said J. Bradley Rivet, Vice President, Marketing with Acura Pharmaceuticals. "We’ve come to appreciate that once pharmacists begin recommending NEXAFED and are satisfied with its effectiveness, they typically become an advocate.”

"The launch of our current NEXAFED formulation continues to progress well as we prepare our improved IMPEDE 2.0 formulation for market,” said Robert B. Jones, president and chief executive officer of Acura Pharmaceuticals. “The pharmacists and chain pharmacies that stock and recommend our product have reviewed our test results closely and been very discriminating in the selection of effective products they can recommend with confidence for their patients.”

For more information about NEXAFED, which is currently distributed through national and regional drug wholesalers to chain and independent drugstores nationwide, and for updates on the rollout of the new IMPEDE 2.0 technology, visit JOIN-FIGHT.COM.

About NEXAFED®
NEXAFED® [pseudoephedrine hydrochloride] is a 30 mg immediate-release abuse-deterrent decongestant. The next generation pseudoephedrine tablet combines effective nasal congestion relief with IMPEDE technology, a unique polymer matrix that disrupts the conversion of pseudoephedrine into the dangerous drug, methamphetamine. IMPEDE technology forms a thick gel when the tablets are dissolved in solvents typically used in the pseudoephedrine extraction or methamphetamine production processes, trapping the pseudoephedrine or converted methamphetamine to resist its isolation or purification.

About Acura Pharmaceuticals, Inc.
Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company dedicated to bringing to market safe and effective products intended to address medication abuse and misuse. As a leader in abuse-deterrent technology, Acura Pharmaceuticals has successfully developed a prescription drug product that addresses abuse and which is licensed to and marketed by a major pharmaceutical company. Acura Pharmaceuticals is committed to addressing the needs of local communities by investing in ongoing research and development to drive improvement in abuse-deterrent technology.

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to, the timing of our ability to successfully develop and launch our next generation NEXAFED Tablets, the market acceptance of and competitive environment for any of our products, the willingness of wholesalers and pharmacies to stock NEXAFED Tablets, expectations regarding potential market share for our products and the timing of first sales, the adequacy of the results of the laboratory and clinical studies completed to date, the sufficiency of our development to meet over-the-counter, or OTC, Monograph standards as applicable, adverse safety findings relating to our product candidates, our exposure to product liability and other lawsuits in connection with the commercialization of our products, the increasing cost of insurance and the availability of product liability insurance coverage, and whether our IMPEDE technology, including our NEXAFED Tablets, will disrupt the processing of pseudoephedrine into methamphetamine, including whether NEXAFED will prove resistant to methamphetamine conversion methods that may be utilized in the future by clandestine methamphetamine laboratories. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expects," "plans," "anticipates," "believes," indicated," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contacts

Investor Relations:

Pete Clemens
Acura Pharmaceuticals
investors@acurapharm.com
847-705-7709

Media Relations:

Kaitlin Bowen
Spectrum
kbowen@spectrumscience.com

202-955-6222